SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 13, 1999

                               RYDER SYSTEM, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Florida                   1-4364                      59-0739250
       ---------------            -----------                  -------------
       (State or other            (Commission                  (IRS Employer
jurisdiction of incorporation)    File Number)               Identification No.)



   3600 NW 82nd Avenue, Miami, Florida                               33166
----------------------------------------                          ----------
(Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code: (305) 500-3726

                               RYDER SYSTEM, INC.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ITEM 2.    Acquisition or Disposition of Assets.                              3

ITEM 7.    Financial Statements and Exhibits.

           (b)   Pro Forma Financial Information

                 (1)   Introduction to Unaudited Pro Forma Consolidated
                         Condensed Financial Information                      4

                 (2)   Unaudited Pro Forma Consolidated Condensed
                         Balance Sheet as of June 30, 1999                    5

                 (3)   Unaudited Pro Forma Consolidated Condensed
                         Statement of Earnings for the six months ended
                          June 30, 1999                                       6

                 (4)   Unaudited Pro Forma Consolidated Condensed
                         Statement of Earnings for the year ended
                          December 31, 1998                                   7

                 (4)   Notes to Unaudited Pro Forma Consolidated
                         Condensed Financial Information                      8

           (c)   Exhibits                                                     9

           Signatures                                                        10

           Exhibit Index

ITEM 2.   Acquisition or Disposition of Assets.

               On September 13, 1999, Ryder System, Inc. (the "Company") completed the sale of Ryder Public Transportation Services, Inc., the Company's public transportation services segment, to FirstGroup plc ("FirstGroup") for $940 million. The preliminary purchase price was determined by negotiations between the Company and FirstGroup and was paid in cash at closing. The purchase price is subject to adjustment by December 12, 1999 for changes in the net assets of the public transportation services segment from May 31, 1999 to September 13, 1999.

               The Company will record an after-tax gain on the sale of approximately $348 million, substantially all of which will be recorded in the third quarter of 1999. The actual amount of the gain is subject to the resolution of the purchase price and the finalization of transaction costs and exit costs to separate the public transportation business. The disposal of the public transportation services segment will be accounted for as a discontinued operation and accordingly, its operating results and cash flows will be segregated and reported as discontinued operations in the Company's consolidated financial statements.

ITEM 7.   Financial Statements and Exhibits.

                INTRODUCTION TO UNAUDITED PRO FORMA CONSOLIDATED
                         CONDENSED FINANCIAL INFORMATION

     The following unaudited pro forma consolidated condensed financial information is based on the historical consolidated condensed financial statements of Ryder System, Inc. and subsidiaries, adjusted to give effect to the sale of its public transportation services segment and the application of proceeds therefrom.

     The unaudited pro forma consolidated condensed statements of earnings for the six months ended June 30, 1999 and the year ended December 31, 1998 give effect to the sale of the public transportation services segment and the application of proceeds therefrom, as if each of the underlying transactions had been consummated on January 1, 1998. The unaudited pro forma consolidated condensed balance sheet as of June 30, 1999 gives effect to the sale of the public transportation services segment and the application of proceeds therefrom, as if each of the underlying transactions had been consummated on June 30, 1999.

     On September 13, 1999, the Company completed the sale of the public transportation services segment to FirstGroup plc ("FirstGroup") for $940 million in cash. The purchase price is subject to adjustment by December 12, 1999 for changes in the net assets of the public transportation services segment from May 31, 1999 to September 13, 1999. The accompanying unaudited pro forma consolidated condensed financial information assumes (I) a purchase price of $925 million based on the net assets of the public transportation services segment as of June 30, 1999; and (II) cash proceeds of $660 million, net of direct transaction costs and expenses and income taxes.

     The Company has announced its intention to use the proceeds from the sale for working capital needs and other prudent capital investment purposes, for debt reduction consistent with its objective of maintaining and improving its existing credit ratings, and to deliver value to its shareholders through a share repurchase program. As such, the accompanying unaudited pro forma consolidated condensed financial information assumes $460 million and $200 million of the pro forma cash proceeds are used for debt reduction and share repurchases, respectively. The unaudited pro forma consolidated condensed statements of earnings for the six months ended June 30, 1999 and the year ended December 31, 1998 assume an interest rate of 5.33% and 5.91%, respectively, based on the Company's average commercial paper borrowing rates for those periods, and a stock repurchase price of $23.38 based on the Company's closing common stock price on September 13, 1999.

     The unaudited pro forma consolidated condensed financial information should be read in conjunction with the historical financial information (financial statements, related notes and Management's Discussion and Analysis of Financial Condition and Results of Operations) included in the Company's most recent annual report and Form 10-Q filed with the Commission, copies of which are available from the Company. The pro forma adjustments are based on available information and assumptions management believes to be reasonable. The pro forma information does not purport to represent what the Company's results would have been if the sale had occurred at the dates indicated, nor does it purport to project the results of the Company or its financial position for any future period.

                       RYDER SYSTEM, INC AND SUBSIDIARIES
           PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET (UNAUDITED)
                                 June 30, 1999
                    (In thousands, except per share amounts)

                                                                                            (NOTE 1)
                                                                                            PRO FORMA
                                                                      HISTORICAL           ADJUSTMENTS             PRO FORMA
                                                                     -------------       ---------------         -------------
Assets
Current assets:
     Cash and cash equivalents                                       $      65,595                (2,468) (a)           81,819
                                                                                                 924,775  (b)
                                                                                                (906,083) (c)
     Receivables                                                           544,746               (80,093) (a)          464,653
     Inventories                                                            73,899                (9,590) (a)           64,309
     Tires in service                                                      190,413                (7,841) (a)          182,572
     Prepaid expenses and other current assets                             139,255                (2,234) (a)          135,484
                                                                                                  (1,537) (d)
                                                                     -------------       ---------------         -------------

                                                                         1,013,908               (85,071)              928,837
Revenue earning equipment                                                3,664,993              (190,760) (a)        3,474,233
Operating property and equipment                                           600,100               (15,998) (a)          584,102
Direct financing leases and other assets                                   595,233                (5,255) (a)          593,776
                                                                                                   3,798  (e)
Intangible assets and deferred charges                                     309,216               (62,471) (a)          246,745
                                                                     -------------       ---------------         -------------

                                                                     $   6,183,450              (355,757)            5,827,693
                                                                     =============       ===============         =============

Liabilities and Shareholders' Equity
Current liabilities:

     Current portion of long-term debt                               $     697,783                  (696) (a)          237,052
                                                                                                (460,035) (c)
     Accounts payable                                                      530,115               (13,129) (a)          516,986
     Accrued expenses                                                      429,929               (23,449) (a)          425,172
                                                                                                  18,692  (e)
                                                                                                 246,048  (d)
                                                                                                (246,048) (c)
                                                                     -------------       ---------------         -------------

                                                                         1,657,827              (478,617)            1,179,210
Long-term debt                                                           2,269,605                (1,514) (a)        2,268,091
Deferred income taxes                                                      841,577               (15,769) (d)          825,808
Other non-current liabilities                                              332,955                (6,686) (a)          325,375
                                                                                                    (894) (e)
                                                                     -------------       ---------------         -------------

         Total liabilities                                               5,101,964              (503,480)            4,598,484
                                                                     -------------       ---------------         -------------

Shareholders' equity:
     Common stock of $0.50 par value per share (shares
         outstanding at June 30, 1999: historical - 69,898,865;
         pro forma - 61,342,865)                                           601,746               (73,658) (c)          528,088
     Retained earnings                                                     506,259               347,723  (f)          727,640
                                                                                                (126,342) (c)
     Accumulated other comprehensive income                                (26,519)                                    (26,519)
                                                                     -------------       ---------------         -------------

         Total shareholders' equity                                      1,081,486               147,723             1,229,209
                                                                     -------------       ---------------         -------------

                                                                     $   6,183,450              (355,757)            5,827,693
                                                                     =============       ===============         =============

                       RYDER SYSTEM, INC AND SUBSIDIARIES
       PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF EARNINGS (UNAUDITED)
                         Six months ended June 30, 1999
                    (In thousands, except per share amounts)

                                                                                 (NOTE 1)
                                                                                 PRO FORMA
                                                         HISTORICAL             ADJUSTMENTS               PRO FORMA
                                                        -------------         ---------------           -------------
Revenue                                                 $   2,697,055                (328,201) (g)          2,368,854
                                                        -------------         ---------------           -------------

Operating expense                                           1,980,492                (269,966) (g)          1,710,526
Freight under management expense                              206,752                       -                 206,752
Year 2000 expense                                              21,659                    (688) (g)             20,971
Depreciation expense, net of gains                            299,551                 (17,363) (g)            282,188
Interest expense                                              100,173                  (5,796) (g)             87,246
                                                                                       (7,131) (h)
Miscellaneous expense                                           3,014                     149  (g)              3,163
                                                        -------------         ---------------           -------------

                                                            2,611,641                (300,795)              2,310,846
                                                        -------------         ---------------           -------------

      Earnings before income taxes                             85,414                 (27,406)                 58,008
Provision for income taxes                                     33,124                 (14,172) (g)             21,533
                                                                                        2,581  (i)
                                                        -------------         ---------------           -------------

      Earnings from continuing operations               $      52,290                 (15,815)                 36,475
                                                        =============         ===============           =============


Earnings per common share:

      Basic                                             $        0.74                                            0.59
                                                        =============                                   =============

      Diluted                                           $        0.74                                            0.58
                                                        =============                                   =============


Weighted average shares outstanding:

      Basic                                                    70,856                  (8,556) (j)             62,300
                                                        =============                                   =============

      Diluted                                                  71,112                  (8,556) (j)             62,556
                                                        =============                                   =============

                       RYDER SYSTEM, INC AND SUBSIDIARIES
       PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF EARNINGS (UNAUDITED)
                          Year ended December 31, 1998
                    (In thousands, except per share amounts)

                                                                           (NOTE 1)
                                                                           PRO FORMA
                                                    HISTORICAL            ADJUSTMENTS            PRO FORMA
                                                  --------------        ---------------        --------------
Revenue                                           $    5,188,724               (581,748) (g)        4,606,976
                                                  --------------        ---------------        --------------

Operating expense                                      3,767,063               (484,681) (g)        3,282,382
Freight under management expense                         330,124                      -               330,124
Year 2000 expense                                         38,173                   (755) (g)           37,418
Depreciation expense, net of gains                       604,281                (34,089) (g)          570,192
Interest expense                                         198,857                (10,532) (g)          170,930
                                                                                (17,395) (h)
Miscellaneous income                                      (6,730)                   701  (g)           (6,029)
                                                  --------------        ---------------        --------------

                                                       4,931,768               (546,751)            4,385,017
                                                  --------------        ---------------        --------------

     Earnings before income taxes                        256,956                (34,997)              221,959
Provision for income taxes                                97,885                (21,040) (g)           83,142
                                                                                  6,297  (i)
                                                  --------------        ---------------        --------------

     Earnings from continuing operations          $      159,071                (20,254)              138,817
                                                  ==============        ===============        ==============


Earnings per common share:

     Basic                                        $         2.18                                         2.15
                                                  ==============                               ==============

     Diluted                                      $         2.16                                         2.13
                                                  ==============                               ==============


Weighted average shares outstanding:

     Basic                                                73,068                 (8,556) (j)           64,512
                                                  ==============                               ==============

     Diluted                                              73,645                 (8,556) (j)           65,089
                                                  ==============                               ==============

                       RYDER SYSTEM, INC. AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                         CONDENSED FINANCIAL INFORMATION

Note 1.  Pro Forma Adjustments

     The pro forma adjustments to the accompanying unaudited pro forma consolidated condensed financial information related to the sale of the public transportation services segment and the application of proceeds therefrom are described below:

(a) To remove the assets and liabilities of the public transportation services segment.

(b) To reflect the cash proceeds from the sale of $925 million (assuming the sale took place on June 30, 1999, based on net assets at that date).

(c) To reflect the use of the net cash proceeds from the sale of $906 million. The calculation of net cash proceeds and the application therefrom follows:

                  Cash proceeds from sale                     $925 million
                  Direct transaction costs and
                     exit costs to separate the public
                     transportation business to be
                     settled in cash                          (19) million
                                                              ----
                  Net cash proceeds from sale                 $906 million
                                                              ====

                  Pay income taxes due on the sale            $246 million
                  Reduce debt                                  460 million
                  Repurchase stock                             200 million
                                                              ----
                                                              $906 million
                                                              ====

     The cost of stock repurchases has been allocated between common stock and retained earnings based on the amount of capital surplus at June 30, 1999.

(d)  To reflect the accrual of income taxes as result of the sale.

(e) To reflect the accrual of direct transaction costs, curtailment and settlement of certain employee benefit plan liabilities and exit costs to separate the public transportation business as a result of the sale. The cash requirements associated with these costs and expenses follows:

                  Direct transaction costs and exit
                     costs to separate the public
                     transportation business                   $19 million

                  Non-cash curtailment and settlement
                     gains of certain employee benefit plain   (5) million
                     liabilities                               ---
                                                               $14 million
                                                               ===

(f) To reflect the estimated after-tax gain on the sale of $348 million (net of income taxes of $232 million at 40%).

(g) To remove the results of operations of the public transportation services segment, net of certain intercompany eliminations from the Company. The Company's historical reporting of business segment results includes these intercompany charges. Interest expense includes an allocation from the Company based upon targeted debt to equity ratios using an interest factor which reflects the Company's average cost of debt. Allocated interest expense totaled $5.1 million and $9.8 million for the six months ended June 30, 1999 and the year ended December 31, 1998, respectively.

(h) To reduce interest expense due to a reduction of debt from the application of cash proceeds generated from the sale, net of allocated interest expense eliminated with pro forma adjustment (g). The assumed debt reduction is $460 million based on the net assets of the public transportation services segment as of June 30, 1999. The assumed interest rates for the six months ended June 30, 1999 and the year ended December 31, 1998 are 5.33% and 5.91%, respectively, based on the Company's average commercial paper borrowing rates for those periods.

(i) To reflect the income tax expense (at 36.2%) associated with pro forma adjustment (h).

(j) To reflect the use of $200 million of the after-tax cash proceeds generated from the sale to repurchase 8.6 million shares of the Company's common stock. The assumed stock repurchase price is $23.38 based on the Company's closing common stock price on September 13, 1999.

ITEM 7. Financial Statements and Exhibits.

c)      The following exhibit is filed with this report


                                  EXHIBIT INDEX

EXHIBIT
NUMBER                     DESCRIPTION
------                     -----------
99.1                       Stock Purchase Agreement, dated as of July 21, 1999,
                           between FirstGroup plc and Ryder System, Inc.
                           relating to the purchase and sale of Ryder Public
                           Transportation Services, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               RYDER SYSTEM, INC.
                                               (Registrant)



Date:   September 24, 1999                     /s/ FREDERICK V. PERRY
                                               ----------------------
                                               Frederick V. Perry
                                               Vice President and Chief Counsel

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                     DESCRIPTION
------                     -----------
99.1                       Stock Purchase Agreement, dated as of July 21, 1999,
                           between FirstGroup plc and Ryder System, Inc.
                           relating to the purchase and sale of Ryder Public
                           Transportation Services, Inc.